MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (hereinafter, "MU") is entered into in the City of Buenos Aires, on July 31, 2007 by and between:

(i) **RICARDO ERNESTO BELLO** (hereinafter, "REB"), Argentine citizen, Notary Public, married in first wedlock to María de la Paz Nasta, bearer of National Identity Card No 22.200.171, CUIT No 20-22200171-5, born on April 2 1971, with domicile at Junín 1068, 2nd Floor, City of Buenos Aires;

(ii) **DIEGO ALBERTO RADIVOY MAGNANI** (hereinafter, "DARM", and together with REB referred to as "Assignors"), Argentine citizen, business person, unmarried, bearer of National Identity Card No 20.910.594, CUIT No 20-20910594-3, born on April 30 1969, with domicile at Figueroa Alcorta 3351, 1st Floor, City of Buenos Aires.

(iii) **STAR RESORTS DEVELOPMENTS INC.** (hereinafter, "SRD"), a corporation established in the State of Nevada, USA, with domicile at 1221 Brickell Ave, 9th Floor, Suite 900, Miami, Florida, 33131, USA, represented herein by [•] in his capacity as [•]; and jointly with the Assignors referred to as the "Parties";

Whereas:

A- The Assignors are the holders of 375,000 ordinary nominative non endorsable shares of par value $1 (one peso) each and entitled to one voting right per share in Inversiones del Dique S.A. (hereinafter, "ID"), which represent 70% of the capital stock and voting rights in ID, a corporation established under the laws of the Republic of Argentina, having domicile at Arenales 1611, 4th Floor, City of Buenos Aires, according to the following detail: (i) REB is the holder of 187,500 shares representing 37.5% of the capital stock and voting rights in ID; and (ii) DARM is the holder of 187,500 shares representing 37.5 % of the capital stock and voting rights in ID.

B- Pursuant to the terms and conditions of this MU, the Assignors wish to sell and SRD wishes to purchase from the Assignors the amount of 250,000 ordinary nominative shares of par value $1 each entitled to one voting right per share in ID (the "Shares"), representing 50% of the capital stock and voting rights in ID according to the following detail: (i) 125,000 ordinary nominative shares of par value $1 each and entitled to one voting right in ID belonging to REB; and (ii) 125,000 ordinary nominative shares of par value $1 entitled to one voting right per share in ID belonging to DARM.

C- The interest shown by SRD in purchasing the Shares is founded on the purpose of attaining 20% of the rights over the Dock 2 Project, which is owned by Incubus S.A. (hereinafter, "Incubus"), a company having ID as holder of 40% of the capital stock and voting rights.

D- SRD wishes to purchase 20% of the rights arising under the lease agreement entered into by and between Corporación Antiguo Puerto Madero S.A. (the "Corporation") and Proideas on December 15, 2006 (hereinafter, the "Rights"), which 50% was assigned by Proideas to ID before the subscription of this MU and which the latter shall assign to REB and DARM, so SRD shall purchase 40% of the 50% of the Rights that are currently owned by ID.

E- Pursuant to the terms and conditions of this MU, the Assignors wish to assign the Shares to SRD in the term fixed hereunder and upon subscription of this MU, and SRD wishes to purchase such Shares.

F- Further, pursuant to the terms and conditions of this MU, the Assignors wish to assign 20% of the Rights of the total rights arising of the lease Agreement mentioned in D, to SRD in the term fixed hereunder and upon subscription of this MU, and SRD wishes to purchase such Rights.

Now, therefore, the Parties agree as follows:

One: Pursuant to the terms and conditions described in paragraphs Three and Four, the Parties agree to execute the sale of the Shares and the assignment of the Rights according to the terms and conditions of the preceding whereas clauses in the term of fifteen days as from the subscription of this MU.

Two: As advanced payment, SRD agrees to pay REB and DARM, within 72 hours after the subscription of this MU, the amount of Four Hundred Thousand American Dollars (US$ 400,000) by making a bank deposit or transfer to the account: CITIBANK – NY 111 Wall Street New York, NY 10043, Swift: CITIUS33 ABA: 021 000 089 A/C Raymond James A/C: 40776559 S/A#: RICARDO BELLO S/A#: 52505072 (hereinafter, the "Account").

Once the Parties enter into the contracts and/or agreements for the sale of the Shares and the assignment of the Rights, the amount of Four Hundred Thousand American Dollars (US$ 400,000) mentioned in the preceding paragraph shall be charged as payment of the first installment corresponding to the purchase price agreed upon by the Parties for the sale of the Shares by REB and DARM to SRD and assignment of the Rights made by REB and DARM to SRD. The price to be paid by SDR to the Assignors, once the finals contracts are subscribed, shall be the following: (i) in consideration of the Shares shall be of Two Million Seventy Thousand American Dollars (US$ 2,070,000) ("Price of the Shares") and (ii) in consideration of the Rights shall be of Two Hundred Thirty Thousand American Dollars (US$ 230,000) ("Price of the Rights" and jointly with the Price of Shares, "the Price"). The Price shall be paid as follows:

(a) The amount of Four Hundred Thousand American Dollars (US$ 400,000), upon the subscription hereof, by transfer the "Account", serving this document as acknowledgement of receipt;

(b) The amount of Nine Hundred Thousand American Dollars (US$ 900,000) by transfer to the Account to be made on October 25, 2007;

(c) The amount of One Million American Dollars (US$ 1,000,000) by transfer to the Account to be made on August 1, 2008.

Out of each of the payments made, 90% shall be charged as Price of the Shares and 10% shall be charged to the Price of the Rights.

Three: Consequently, the Parties agree that, in the term of 30 days as from the subscription of this MU, SRD shall perform the legal *due diligence* of the corporate background information, contracts, assets and liabilities or other issues considered necessary to establish the convenience of subscribing the agreements mentioned. Once this term is over, the Parties shall subscribe the final instruments corresponding to the sale of the Shares and the assignment of the Rights. The Parties agree that the agreement for the sale of the Shares shall follow, in general terms, the examples offered by SRD and enclosed herewith as Annex A, making any adjustments which the Parties may reasonable agree after being revised by REB and DARM and depending on the result of the *due diligence* performed.

Four: Should SRD consider that the result of the *due diligence* mentioned before is unsatisfactory, REB and DARM and SRD shall make their best efforts to remedy any existing inconvenience and, as a result of this, proceed to the subscription of the agreements and/or contracts for the sale of the Shares and the assignment

of the Rights. Notwithstanding, and should SRD, at its exclusive discretion, consider that the subscription of such agreements and/or contracts is not convenient, the MU shall be rendered invalid and REB and DARM shall reimburse to SRD the amount of US$ 400,000 within 48 hours after such requirement is received from SRD, with no interests, and SRD waives to any claim for damages against REB and/or DARM. Such duty to reimburse shall be jointly and severally borne by REB and DARM.

In virtue thereof, the Parties set their hands unto three copies of the same tenor and to one effect in the place and on the date indicated above.

RICARDO ERNESTO BELLO [signature] ________________	
DIEGO ALBERTO RADIVOY MAGNANI [signature] ________________	
STAR RESORTS DEVELOPMENT INC. [signature] ________________ Name: ENRIQUE ABARCA Position: CFO	